EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 20, 2000 relating to the financial statements and financial statement schedule, which appears in PSINet Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ PRICEWATERHOUSECOOPERS LLP
------------------------------

Washington, D.C.
June 14, 2000